UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 1998


                          DELTA MILLS, INC.
    (Exact name of registrant as specified in its charter)


SOUTH CAROLINA                      333-376-17      13-2677657
(State or other jurisdiction of    (Commission     (I.R.S. Employer
 Incorporation or organization)    File Number)   Identification No.)


     233 North Main Street
     Hammond Square, Suite 200
     Greenville, South Carolina                               29601
     (Address of principal executive offices)              (Zip Code)


                                864\232-8301
             Registrant's telephone number, including area code


                               Not Applicable

 Former name, former address and former fiscal year, if changed since last report.



Item 5.  Other Events.


DELTA MILLS, INC. ANNOUNCES PLANS
FOR STEVCOKNIT FABRICS DIVISION

        Delta Mills, Inc. announced today that it is withdrawing from the circular knit fabrics business, which has operated under the name Stevcoknit Fabrics Company, and will be selling or closing and liquidating its two knitting, dyeing and finishing plants in Wallace, North Carolina, and its yarn spinning plant in Spartanburg, South Carolina.

        Stevcoknit Fabrics Company has previously provided a substantial supply of yarn to an affiliated company, the Delta
Apparel activewear division of a subsidiary  of Delta Woodside
Industries, Inc.  Stevcoknit's yarn plant in Edgefield, South
Carolina, will now produce this yarn for the Delta Apparel division.

        In connection with this decision, Delta Mills, Inc. will take restructuring and other related charges in its March quarter, currently estimated to be in the range of $25 million. In the Company's last fiscal year, the Stevcoknit division recorded an operating loss of $8.9 million.

        In a related announcement made today, Delta Woodside Industries, Inc. (NYSE-DLW), the parent company of Delta Mills, Inc., reported that, in addition to selling or closing and liquidating Stevcoknit Fabrics Company, it has also decided to sell its Nautilus International fitness equipment division, based in Independence, Virginia.

        Delta Mills, Inc., headquartered in Greenville, South
Carolina, manufactures and markets textile products. Among other indebtedness, it has outstanding $150,000,000 aggregate principal amount of 9 5/8% Senior Notes due 2007.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DELTA MILLS, INC.

(Registrant)




Date       March 9, 1998      /s/ Douglas J. Stevens
                              Douglas J. Stevens
                              Controller and Assistant
Secretary